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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 28, 2005
                Date of Report (Date of earliest event reported)

                       EXCHANGE NATIONAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

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
            Missouri                    0-23636                 43-1626350
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)


       132 East High Street, Jefferson City, MO                   65101
       (Address of principal executive offices)                (Zip Code)

                                 (573) 761-6100
               Registrant's telephone number, including area code

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 28, 2005, our Company, Exchange National Bancshares, Inc., announced that it had entered into an agreement to acquire Bank 10, a Missouri state bank with offices in the Missouri communities of Belton, Drexel, Harrisonville, Independence and Raymore. The press release that our Company used to announce the execution of the agreement to acquire Bank 10 is attached to this report as Exhibit 99.1 and is incorporated herein by reference. The terms and conditions of the proposed acquisition are provided in an Acquisition
Agreement dated January 28, 2005 among our Company, Drexel Bancshares, Inc., the sole shareholder of Bank 10, and certain other persons and entities, which Acquisition Agreement is amended by an Agreement Altering Transaction Structure dated February 28, 2005 between our Company, Drexel and the representative for the Drexel shareholders. A copy of the Acquisition Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference. A copy of the Agreement Altering Transaction Structure is attached to this report as Exhibit
2.1.1 and is incorporated herein by reference. The description of the Acquisition Agreement, as amended by an Agreement Altering Transaction
Structure, contained in this report is qualified in its entirety by reference to the full text of the Acquisition Agreement and the Agreement Altering
Transaction Structure.

     As contemplated by the Acquisition Agreement, the proposed acquisition initially was structured as a merger of Drexel into a wholly-owned subsidiary of our Company that was formed for the purpose of effecting the acquisition. After giving effect to this merger, Bank 10 would be the wholly-owned subsidiary of the surviving corporation of the merger which in turn would be the wholly-owned subsidiary of our Company. By entering into the Agreement Altering Transaction
Structure, the structure of the proposed acquisition was changed to one in which our Company would purchase all of the outstanding shares of Bank 10's common stock from Drexel. The purchase price payable to Drexel for Bank 10 would be cash aggregating $32,862,000, plus (or minus) any amount by which the book value of Bank 10 as of the business day preceding the closing date is greater (or less) than $13,144,800, subject to further adjustments to eliminate any unrealized gain or loss in Bank 10's investment portfolio and to cause Bank 10's reserve for loan losses to be at least 1.1% of the amount of its outstanding loans. Consummation of the proposed acquisition is subject to the receipt of all requisite regulatory approvals and to the satisfaction of customary closing conditions.

     Statements made in this report, including the exhibits hereto, that suggest our Company's or our management's intentions, hopes, beliefs, expectations, or predictions of the future constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and include statements concerning the expected consummation of our acquisition of Bank 10 and statements suggesting that the acquisition would be accretive to our earnings per share. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: (i) revenues following the acquisition may be lower than expected; (ii) competitive pressure among depository institutions may increase significantly; (iii) costs related to the integration of Bank 10 may be greater than expected; (iv) changes in the interest rate environment may reduce interest margins; and (v) general economic conditions, either nationally or in our market, may be less favorable than expected. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in Exchange's quarterly and annual reports filed with the Securities and Exchange
Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND OTHER EXHIBITS

     (c)  Exhibits

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
Exhibit No.   Description
-----------   -----------
     2.1      Acquisition Agreement, dated January 28, 2005 among Exchange
              National Bancshares, Inc., 2005 Acquisition Company, Inc., Drexel
              Bancshares, Inc., and the shareholders of Drexel Bancshares, Inc.


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
   2.1.1 Agreement Altering Transaction Structure, dated February 28, 2005, among Exchange National Bancshares, Inc., Drexel Bancshares, Inc., and the shareholder representative of the shareholders of Drexel Bancshares, Inc.

    99.1 Press Release of Exchange National Bancshares, Inc. dated February 28, 2005.
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                                      * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EXCHANGE NATIONAL BANCSHARES, INC.

Dated: February 28, 2005


                                        By: James E. Smith
                                            ------------------------------------
                                            James E. Smith
                                            Chairman and CEO


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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
     2.1      Acquisition Agreement, dated January 28, 2005 among Exchange
              National Bancshares, Inc., 2005 Acquisition Company, Inc., Drexel
              Bancshares, Inc., and the shareholders of Drexel Bancshares, Inc.

   2.1.1 Agreement Altering Transaction Structure, dated February 28, 2005, among Exchange National Bancshares, Inc., Drexel Bancshares, Inc., and the shareholder representative of the shareholders of Drexel
              Bancshares, Inc.

    99.1      Press Release of Exchange National Bancshares, Inc. dated February
              28, 2005.


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